UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Alliance Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copies
Alliance Semiconductor Corporation
2575 Augustine Drive
Santa Clara, CA 95054
September 15, 2005
Letter to Stockholder:
      You are cordially invited to attend the annual meeting of stockholders of Alliance Semiconductor Corporation at 10:00 a.m., local time, on October 20, 2005 at the Biltmore Hotel, 2151 Laurelwood Rd., Santa Clara, CA 95054. At the meeting we will elect directors, ratify the Company’s choice of independent registered public accounting firm and conduct any other business that properly comes before the meeting or any adjournments or postponements of the meeting.
      Enclosed with this letter is our notice of meeting, proxy statement and WHITE proxy card with detailed information about the meeting, the election of directors, our Board’s nominees for directors and other information concerning the Company. Also enclosed is our fiscal 2005 Annual Report. We urge you to read this information carefully.
      Your vote is very important. Whether or not you plan to attend the meeting, we urge you to complete, sign, date and return the enclosed WHITE proxy card as promptly as possible in the enclosed postage-paid envelope.
      You can find more information about each of these items, which includes (i) the nominees for Directors and (ii) ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2006 in the attached Proxy Statement. In addition, we will review with you the affairs and progress of Alliance Semiconductor during the past fiscal year and in the recent months and our plans for the future direction of the Company, which I will summarize briefly below.
Where We Are
      In 2001, we made the strategic decision to diversify our business by exiting commodity memory products, specifically DRAM, and expand into cutting-edge technologies within Analog/ Mixed Signal and System Solutions. In order to achieve this goal, we had to invest the time and resources in research and development in order to broaden our business into these growing market segments.
      The investment cycle in this strategy has been long, and our financial performance for the past several years has been disappointing. However, we believe that diversifying our business was the right strategic decision for the Company and its stockholders. Rather than being reliant on one product group or market segment, we now have the opportunity to cross-sell our products to multiple customers for a variety of applications. Indicative of our progress, revenue from the Analog/ Mixed Signal and System Solutions business units represented approximately 50 percent of total revenue for fiscal year 2005, compared to approximately 33 percent of total revenue for fiscal year 2004. Additionally, our Analog/ Mixed Signal business unit continued to gain momentum as evidenced by the release of 108 new products complemented by a revenue increase of approximately 70 percent over the prior year. We have also achieved significant design wins with key OEMs, such as Canon, Dell, Panasonic, Samsung, Sanyo, Sharp, Cisco and LG. Much of our progress in the Analog/ Mixed Signal and System Solutions business units is attributable to our acquisition of several former Alliance Ventures Management portfolio companies, such as Chip Engines and SiPackets.
      While there is still substantial work to be accomplished, we remain committed to our core semiconductor business. However, we think that the time is now right to enhance our team and to make changes in our cost structure and other parts of our operations in order to maximize stockholder value.

Where We Are Going
      Our Board of Directors, in consultation with the financial advisor to the Board of Directors’ Special Committee, has decided to adopt a three part strategy for restructuring the Company:

•	Liquidate Marketable Securities And Return Cash To Stockholders. Recently, we have taken steps to promptly liquidate our United Microelectronic Corporation (“UMC”) holdings. We currently intend to use a portion of the proceeds from this sale, after making appropriate reserves for taxes and other liabilities of the Company, including any amounts owed as a result of our ongoing tax audit, to try to maximize near-term stockholder value. We are in the process of evaluating, in conjunction with our tax, legal and financial advisors, the relative merits of returning value to our stockholders through either a special cash dividend or some manner of stock repurchase program, including possibly an issuer tender offer where stockholders can sell a portion of their holdings to the Company for cash. Additional information regarding the nature and timing of such will be forthcoming.

•	Alliance Ventures Management Holdings. We have also determined that it is in the best interests of the Company and its stockholders to dispose of our interests in Alliance Ventures Management to a third party, distribute such interests to our stockholders or entice an investment from a third party into Alliance Venture Management. Two years ago we evaluated this issue, and determined that divestiture was premature, in part because of the relative immaturity of the Alliance Ventures Management portfolio of investments and the potential strategic value of such investments to our business. We subsequently determined, however, that we would not authorize investments in any new portfolio companies through Alliance Venture Management. As part of our ongoing review, we now believe that it is in the best interests of the Company and its stockholders to dispose of our interests in Alliance Ventures Management to a third party, to distribute such interests to our stockholders through a vehicle such as a liquidating trust or to attract a third-party investment. We are in the process of evaluating, in conjunction with our tax, legal and financial advisors the best mechanism through which to accomplish a material sale or distribution. This process involves careful analysis of tax, regulatory and contractual matters. However, make no mistake about it: your existing Board of Directors is committed to: (i) disposing of our interests in Alliance Ventures Management to a third party and distributing net proceeds to our stockholders (either through a special dividend or some manner of stock repurchase), (ii) distributing such interests to our stockholders directly or (iii) finding a third-party investor to underwrite future investments.

•	Focus on Semiconductor Operations with Financial Discipline. Our goal is to become a leading provider of high performance semiconductor products. Our focus during fiscal year 2006 will be on controlling costs and expanding revenues, while developing the next generation product offerings in each of our business units, penetration of the high growth markets that our products address, as well as the expansion of key OEM relationships. We have recently taken several steps toward achieving these goals:

•	We have enhanced the Company’s executive management team by promoting Dr. Nirmal Saxena to serve as the Company’s Executive Vice President, Chief Operating Officer and Chief Technology Officer. Dr. Saxena joined the Company in April 2003 and brings more than 20 years of management, technical, and research experience in the areas of VLSI design and test, instruction and packet processing architectures, coding and information theory and fault-tolerant computing. Dr. Saxena is responsible for the architecture definition, engineering management, and new product development. In addition to his duties with Alliance, Dr. Saxena is also a Consulting Professor in the Electrical Engineering Department at Stanford University. Prior to joining Alliance, Dr. Saxena was VP of Architecture at Chip Engines (which was acquired by Alliance) where he was responsible for the design and development of Resilient Packet Ring (RPR) controllers. Dr. Saxena has served in senior technical positions at Tiara Networks (now Tasman Networks), the Stanford Center for Reliable Computing, Silicon Graphics, HaL Computers, and Hewlett Packard. Dr. Saxena holds a Ph.D from Stanford University, and he is a Fellow of the IEEE.

•	Professor Edward J. McCluskey of Stanford University has agreed to serve on our Board of Directors. We believe that adding an independent Director with Professor McCluskey’s reputation, technical experience, deep Silicon Valley connections and broad network will be helpful to the Company. Professor McCluskey served as the first President of the IEEE Computer Society, and we are confident that he will add another novel, independent perspective to the Board. In addition to enhancing the Board with Professor McCluskey, our Nominating and Corporate Governance Committee is also evaluating other independent director candidates to add to the Board.

•	We are in the process of strengthening our finance department. We have commenced a retained search for a Chief Financial Officer, and we intend to expand our finance department.

•	We have made progress in controlling costs by reducing our headcount both internationally and domestically and renegotiating certain software licenses at considerable savings to the Company. We are committed to exercising fiscal discipline throughout our operations, and we expect to make further reductions in facilities, headcount and research and development in the future in order to better maximize stockholder value.

•	We have made significant progress from a product and technology perspective. Our Analog/ Mixed Signal business unit announced the availability of over 25 monitoring devices ranging from simple power-on-reset generators to sophisticated power monitoring and control devices. Additionally, we announced the availability of our family of zero delay buffers, which we believe is one of the most comprehensive in the industry. In addition, System Solutions introduced its extensive family of IEEE1149.1 compliant JTAG devices.
      In summary, we are optimistic about the prospects for our Analog/ Mixed Signal and System Solutions product lines, and as noted above we intend to distribute to our stockholders as soon as practicable a portion of the value we obtain through our liquidation of marketable securities and any disposition of the Alliance Venture Management (AVM) portfolio.
      Again, your vote is very important. Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed WHITE proxy card as promptly as possible in the enclosed postage-paid envelope.
We thank you for your continued support.
Sincerely yours.

/s/ N. Damodar Reddy N. Damodar Reddy Chairman of the Board, President Chief Executive Officer and Interim Chief Financial Officer	/s/ Sanford L. Kane Sanford L. Kane Lead Independent Director

/s/ Gregory E. Barton Gregory E. Barton Director	/s/ Juan A. Benitez Juan A. Benitez Director
      Some of the statements in this letter constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from the results implied by these forward-looking statements, depending on a variety of factors, including the general state of the economy and other factors identified in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. We undertake no responsibility to update those statements.

If you have questions or need assistance in voting your shares, please call:
17 State Street, 10th Floor
New York, NY 10004
(866) 328-5442 (Toll Free)
Banks and Brokerage Firms please call:
(212) 440-9800

Letter to Stockholder:
Notice of Annual Meeting of Stockholders
PROXY STATEMENT FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
Proposal No. 1
Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Security Ownership of Certain Beneficial Owners and Management
Executive Compensation
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Equity Compensation Plan Information
Certain Relationships and Related Transactions
Report of Compensation Committee
Compensation Committee Interlocks and Insider Participation
Employment Contracts and Termination of Employment Arrangements
Audit Committee Report
Principal Accountant Fees and Services
Comparison of Stockholder Return
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG ALLIANCE SEMICONDUCTOR CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ ELECTRONIC COMPONENTS INDEX
Section 16(a) Beneficial Ownership Reporting Compliance
Other Business
IMPORTANT NOTE

Preliminary Copies
Alliance Semiconductor Corporation
2575 Augustine Drive
Santa Clara, CA 95054
Notice of Annual Meeting of Stockholders
To Be Held October 20, 2005
       On Thursday, October 20, 2005 Alliance Semiconductor Corporation, a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at the Biltmore Hotel, 2151 Laurelwood Rd., Santa Clara, CA 95054. The meeting will begin at 10:00 a.m. local time.
      Only stockholders who owned stock at the close of business on August 22, 2005 can vote at this meeting or any adjournment that may take place. At the meeting we will:

•	Elect a Board of Directors to serve until the next Annual Meeting, and until their successors have been duly elected or until their earlier resignation, death or removal;

•	Ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year; and

•	Transact any other business properly brought before the Annual Meeting.
      Our Board of Directors recommends that you vote in favor of each of the proposals outlined in this Proxy Statement.
      A group of stockholders affiliated with B. Riley & Co., Inc. (“Riley & Co.”) has indicated its intention to initiate a proxy solicitation to elect a slate of five persons selected by them to the Board of Directors. Your Board believes that this action is NOT in your best interests and urges you not to sign or return any proxy card that Riley & Co. may send you. If you have any questions or need assistance in voting your shares, please call the firm assisting the Company in the solicitation of proxies:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, NY 10004
Banks and Brokers Call: (212) 440-9800
All Others Call Toll Free: (866) 328-5442
      We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed White Proxy Card as promptly as possible in the envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your White Proxy Card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
      At the meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

/s/N. DAMODAR REDDY

N. Damodar Reddy
Chairman, President, Chief Executive Officer and
Interim Chief Financial Officer
Santa Clara, CA
September 15, 2005

Preliminary Copies
Alliance Semiconductor Corporation
2575 Augustine Drive
Santa Clara, CA 95054
PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 20, 2005
       Our Board of Directors is soliciting proxies for the 2005 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
      The Board set August 22, 2005 as the record date for the meeting. Stockholders of record who owned our Common Stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 35,600,159 shares of Common Stock were outstanding on the record date.
      Proxy materials, which include this Proxy Statement, a White Proxy Card and the 2005 Annual Report on Form 10-K, will be mailed to stockholders on or about September 15, 2005.
      In this Proxy Statement:

•	“We,” “us,” “our,” “Alliance” and the “Company” refer to Alliance Semiconductor Corporation;

•	“Annual Meeting” or “Meeting” means our 2005 Annual Meeting of Stockholders;

•	“Board of Directors” or “Board” means our Board of Directors;

•	“Director” means members of our Board of Directors; and

•	“SEC” means the Securities and Exchange Commission.
      We have summarized below important information with respect to the Annual Meeting.
Time and Place of the Annual Meeting
      The Annual Meeting is being held on Thursday, October 20, 2005 at 10:00 a.m. local time at the Biltmore Hotel, 2151 Laurelwood Rd., Santa Clara, CA 95054.
      All stockholders who owned shares of our stock as of August 22, 2005, the record date, may attend the Annual Meeting.
Purpose of the Proxy Statement and White Proxy Card
      You are receiving a Proxy Statement and White Proxy Card from us because you owned shares of our Common Stock on August 22, 2005, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.
      When you sign the White Proxy Card, you appoint N. Damodar Reddy (the Chairman of the Board, President, Chief Executive Officer and Interim Chief Financial Officer of the Company) as your representative at the meeting. N. Damodar Reddy will vote your shares, as you have instructed him on the White Proxy Card, at the Annual Meeting. If you sign and return a White Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your White Proxy Card in advance of the meeting just in case your plans change.

Proposals to Be Voted on at This Year’s Annual Meeting
      You are being asked to vote on:

•	The election of five Directors to serve on our Board of Directors; and

•	The ratification of our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.
      The Board of Directors recommends a vote FOR each proposal.
Voting Methods
      You may vote by mail. To vote by mail, please sign your White Proxy Card and return it in the enclosed and addressed envelope. If you mark your voting instructions on the White Proxy Card, your shares will be voted as you instruct.
      If your shares are held in street name, then only your brokerage firm, bank, nominee or other institution can sign a White Proxy Card with respect to your shares and only upon specific instructions from you. Please return the enclosed White Proxy Card to your broker or bank and contact the person responsible for your account to ensure that a White Proxy Card is voted on your behalf. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name.
      If you have any questions or need assistance in voting your shares, please call the firm assisting the Company in the solicitation of proxies:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, NY 10004
Banks and Brokers Call: (212) 440-9800
All Others Call Toll Free: (866) 328-5442
      You may vote in person at the meeting. We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, in order to vote at the meeting, you must request a legal proxy from your stockbroker, which means, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.
      You may vote by Telephone or Internet. If your shares are held in street name, then you may be eligible to vote your shares electronically by Internet or telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program, which provides eligible stockholders who receive a paper copy of the Company’s proxy statement and annual report the opportunity to vote by Internet or telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form from the bank or brokerage will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the White Proxy Card in the envelope provided.

You may change your mind after you have returned your proxy.
      If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date; or

•	voting in person at the Annual Meeting.

Attendance at Meeting
      If you plan to attend the Annual Meeting, please note that attendance will be limited to stockholders as of the record date. Admission will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
Multiple White Proxy Cards
      If you received more than one White Proxy Card, it means that you hold shares in more than one account. Please sign and return all White Proxy Cards to ensure that all your shares are voted.
Quorum Requirement
      Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a proxy card.
      A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”
Consequences of Not Returning Your Proxy; Broker Non-Votes
      If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters: or

•	leave your shares unvoted.
      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters, but not with respect to non-routine matters. If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote for the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”
      Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors.
      We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.
Effect of Abstentions
      Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. Abstentions will have no effect on the election of directors, but will be treated as votes AGAINST for purposes of determining the approval of any other matters submitted to the stockholders for a vote.
Required Vote
      Assuming a quorum is present, the five nominees receiving the highest number of “yes” votes will be elected as Directors. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors. The ratification of the independent registered public accounting firm will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.
Vote Solicitation
      Alliance is soliciting your proxy to vote your shares at the Annual Meeting. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or internet, without additional compensation. Annex A to this Proxy Statement sets forth certain information relating to directors, nominees, officers and other employees who will be soliciting proxies on the Company’s behalf.
      As a result of the solicitation of proxies by Riley & Co., the Company’s expenses related to its solicitation of proxies will exceed those normally spent for an annual meeting. The Company has retained Georgeson Shareholder Communications Inc. who will provide consultation and preparation services in connection with the solicitation, as well as mail proxy materials to beneficial holders and perform the actual solicitation of proxies from brokers, banks and nominees for a fee of $85,000 plus expenses. Georgeson Shareholder Communications Inc. will employ approximately 50 people to solicit proxies from the Company’s stockholders. Although no precise estimate can be made at the present time, the Company currently estimates that the total expenditures relating to the proxy solicitation incurred by the Company will be approximately $450,000, of which $75,000 has been spent to date. These solicitation expenses will be borne by the Company. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of the Company’s Common Stock held by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition to the costs directly associated with the proxy solicitation, the Company has engaged Needham & Company, LLC to act as its financial advisor in connection with 1) the liquidation of the Company’s marketable securities and 2) any disposition of the Alliance Venture Management (AVM) portfolio.
Voting Procedures
      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.
      The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any White Proxy Card which is returned signed but not marked will be voted FOR each of the Director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holder deems desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.
      We believe that a broker will not have discretionary authority to vote shares for Proposal One: Election of Directors. If your shares are held in street name, your broker, bank or nominee will include a voting instruction card with this Proxy Statement. You should vote your shares by following the instructions provided on the voting instruction card.
      We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.
Publication of Voting Results
      We intend to announce preliminary voting results at the Meeting. We will publish the final results as soon as practicable and in our quarterly report on Form 10-Q for the third quarter of fiscal 2006, which we will file with the SEC. You will be able to get a copy of our quarterly report on Form 10-Q for the third quarter of fiscal 2006 by visiting our web site at www.ALSC.com, calling our Investor Relations Department at

(408) 855-4900, calling the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.
Other Business
      We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holder will use his own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holder can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.
Stockholder Proposals For 2006 Annual Meeting
      Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws.
      To have your proposal included in the Company’s proxy statement for the 2006 Annual Meeting, you must submit your proposal in writing by, not later than August 21, 2006 and not earlier than July 22, 2006, except as otherwise specified in the Bylaws, to the Corporate Secretary at the Company’s principal executive offices located at 2575 Augustine Drive, Santa Clara, California 95054.
      According to our Bylaws, in order for any stockholder to propose any business (including nominations for Director) at the 2006 Annual Meeting, such stockholder is required to provide us with advance written notice not later than August 21, 2006 and not earlier than July 22, 2006. In the event that the date of the 2006 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the date on which the 2005 Annual Meeting is held, this advance notice must be received not earlier than 90 days prior to the 2006 Annual Meeting and not later than 60 days prior to the 2006 Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of the 2006 Annual Meeting is first made. The notice should be directed to the attention of the Corporate Secretary and it must contain the following information as to each matter the stockholder proposes to bring before the Annual Meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner and (ii) the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner. In addition, if you submit a proposal for the 2006 Annual Meeting after August 1, 2006, the proxies for the 2006 Annual Meeting will confer discretion on the management proxy holder to vote against your proposal. In the event that the date of the 2006 Annual Meeting is changed more than 30 days from the anniversary of the date on which the 2005 Annual Meeting is held, then notice must not have been received a reasonable time before the Company mails its proxy materials for the 2006 Annual Meeting.
      YOU MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 26, 2005 WITHOUT CHARGE BY CALLING OUR INVESTOR RELATIONS DEPARTMENT AT (408) 855-4900. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.ALSC.COM.

Annual Meeting Attendance of Board of Directors
      Members of our Board of Directors are expected to attend the Annual Meeting of Stockholders. The 2004 Annual Meeting of Stockholders was attended by Directors Gregory E. Barton, Juan Benitez, C.N. Reddy, N. Damodar Reddy and Sanford Kane.
Proposal No. 1
Election of Directors
      At the Annual Meeting, the stockholders shall elect five Directors to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation, death or removal. The Nominating and Corporate Governance Committee has nominated for election as Directors each of the following persons: Juan A. Benitez, Sanford L. Kane, Gregory E. Barton, Edward J. McCluskey and N. Damodar Reddy. All of the nominees have served as our Directors since the last annual meeting of stockholders, except for Edward J. McCluskey, who has been nominated to increase the number of independent directors of the Board. Prof. McCluskey will stand for election as a Director for the first time at the Annual Meeting. Unless otherwise instructed, the proxy holder will vote the proxies received by him for the Company’s nominees named below. Assuming a quorum is present, the five nominees for election as Directors who receive the greatest number of votes cast for the election of Directors at the Annual Meeting will become Directors at the conclusion of the tabulation of votes. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or the Board will be reduced in accordance with our Bylaws. It is not expected that any nominee will be unable, or will decline, to serve as a Director.
Director Nominees
      The names of the Company’s nominees for the Board, their ages as of August 15, 2005, and certain other information about them, are set forth below:

Name of Director Nominees	Age	Principal Occupation	Director Since

N. Damodar Reddy	66	Chairman of the Board, President, Chief Executive Officer and Interim Chief Financial Officer	1985
Sanford L. Kane(1)(2)(3)	63	President of Kane Concepts Incorporated	1993
Juan A. Benitez(1)(2)(3)	56	President and CEO of Enterprise Development International	2001
Gregory E. Barton(2)(3)	43	Executive Vice President, Licensing and Legal Affairs, General Counsel and Secretary of Ziff Davis Media, Inc.	2003
Edward J. McCluskey	76	Professor of Electrical Engineering and Computer Science and Director of the Center for Reliable Computing Stanford University	N/A

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

      N. Damodar Reddy is the co-founder of Alliance Semiconductor and has served as our Chairman of the Board, President and Chief Executive Officer from the Company’s inception in February 1985. On July 11, 2005, Mr. Reddy was appointed to serve as our Interim Chief Financial Officer. Mr. Reddy also served as our Chief Financial Officer from June 1998 until January 1999. Under his guidance, the Company created the fabless model that many semiconductor companies follow today. From September 1983 to February 1985, Mr. Reddy co-founded and served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. In 1995, Mr. Reddy was selected as “Entrepreneur of the Year” in Northern California, an award sponsored by Inc. magazine, Ernst and Young, and Merrill Lynch. Mr. Reddy is a member of the board of directors of Tower Semiconductor Ltd., a publicly traded company, as well as serving on the board of several other privately-held companies. He holds a B.S. degree in Electrical Engineering from Osmania University, a M.S. degree in Electrical Engineering from North Dakota State University and a M.B.A. from Santa Clara University. N. Damodar Reddy is the brother of C.N. Reddy.
      Sanford L. Kane has served as a member of our Board of Directors since June 1993 and presently serves as our Lead Independent Director and Chairman of our Audit Committee. Since 1992 he has served as President of Kane Concepts Incorporated, a consulting company. From January 2000 to December 2000 Mr. Kane served as Chairman and CEO of Legacy Systems, Inc., a startup company in which Alliance is a shareholder. From January 1993 to April 1995, he served as Chairman and Chief Executive Officer of Tower Semiconductor Ltd., a publicly held wafer fabrication company. From October 1990 to January 1992, he was President and Chief Executive Officer of PCO, Inc., a manufacturer of fiber optic electronic products. From July 1989 to June 1990, he was President and Chief Executive Officer of U.S. Memories, Inc., a joint venture that was intended to be a United States manufacturer of semiconductor memory devices. Prior to July 1989, Mr. Kane spent 27 years with IBM in various managerial and technical positions, most recently as Vice President of Industry Operations — General Technology Division. While at IBM, Mr. Kane served as a Director of SEMATECH and the Semiconductor Industry Association. Mr. Kane is also a Director of Multi Fineline Electronix Inc., a publicly traded flexible printed circuit manufacturer and SCP Global Technologies, Inc. and Metara Inc., each a privately held semiconductor equipment company.
      Juan A. Benitez has served as a member of our Board of Directors since June 2001. He currently serves as President and Chief Executive Officer of Enterprise Development International, a non-profit economic development organization supporting microenterprise development programs with business training, technical support and capital procurement. From April 1995 to January 1997, Mr. Benitez was the Director of the Washington office of Opportunity International, a non-profit global confederation of microenterprise development organizations. From January 1993 to April 1995, he was a consultant for various entities. Mr. Benitez was President, Chief Executive Officer and a Director of Paradigm Technology, Inc., a semiconductor company, from August 1992 to January 1993. He was president and a Director of Lifestream Diagnostics Inc., a medical instruments startup company, from September 1990 to February 1991. In 1989, Mr. Benitez was appointed by the first Bush administration to the post of the United States Department of Commerce, Deputy Assistant Commerce Secretary, and then served as Deputy Commerce Undersecretary until September 1990. From October 1980 to December 1988, Mr. Benitez served in various roles with Micron Technology, Inc., a provider of advanced semiconductor solutions, starting as the eighth employee of the founding group and managing different phases of the startup and growth of the company, including Facilities Manager, Vice President of Operations, President and Chief Operating Officer, and as a Director. Mr. Benitez currently is a member of the Board of Directors of Nextest Systems Corporation.
      Gregory E. Barton has served as a member of our Board of Directors since December 2003. Since October 2004, he has served as Executive Vice President, Licensing and Legal Affairs, and since November 2002 has served as General Counsel and Secretary of Ziff Davis Media Inc., New York, New York, a leading integrated media company focusing on the technology, videogame and consumer lifestyle markets. From September 1998 to November 2002, Mr. Barton was employed by Index Development Partners, Inc. (formerly known as Individual Investor Group, Inc.), which maintains several stock indexes and which used to operate certain media properties, holding various roles, including President (July 2001-November 2002), Chief Financial Officer (October 2000-November 2002), Vice President of Business Development (September 1999-July 2001) and General Counsel and Secretary (September 1998-November 2002). Previously, Mr. Barton served the Company as General Counsel (May 1995-August 1998) and Vice President — Corporate and Legal Affairs (September 1996-August 1998). Mr. Barton began his career at the New York office of Gibson, Dunn & Crutcher LLP. Mr. Barton graduated magna cum laude from Harvard Law School and summa cum laude from Claremont McKenna College.
      Edward J. McCluskey has been a professor of Electrical Engineering and Computer Science, as well as Director of the Center for Reliable Computing at Stanford University since 1966. Prof. McCluskey founded the Stanford Digital Systems Laboratory (now the Computer Systems Laboratory) in 1969 and the Stanford Computer Engineering Program (now the Computer Science MS Degree Program) in 1970 and, with two colleagues, started the Stanford Computer Forum (an Industrial Affiliates Program) in 1970 where he served as a Director until 1978. His Stanford research focuses on logic testing, synthesis, design for testability, and fault-tolerant computing. Prof. McCluskey and his students at the Center for Reliable Computing worked out many key ideas for fault equivalence, probabilistic modeling of logic networks, pseudo-exhaustive testing, and watchdog processors. He collaborated with Signetics researchers in developing one of the first practical multivalued logic implementations and then worked out a design technique for such circuitry. Prof. McCluskey served as the first President of the IEEE Computer Society. He is the recipient of the 1996 IEEE Emanuel R. Piore Award. He is a Fellow of the IEEE, AAAS, and ACM; and a member of the NAE. He has honorary doctorates from the University of Grenoble and Bowdoin College. He has published several books including two widely used texts.
Director Nomination

Criteria for Nomination to the Board.
      The Nominating and Corporate Governance Committee (the “Nominating Committee”) seeks to consider the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market, and that members of our Audit Committee meet the financial literacy requirements under the rules of the NASDAQ Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for Director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, industry and technology knowledge, and willingness to devote adequate time to Board duties.

Stockholders Proposals for Nominees.
      The Nominating Committee will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating Committee c/o the Board of Directors, Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, CA 95054 and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in our Bylaws and under the caption “Stockholder Proposals for 2006 Annual Meeting” above.

Process for Identifying and Evaluating Nominees.
      The Nominating Committee will consider Director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating Committee in accordance with the Bylaws prior to any meeting at which Directors are to be elected. Submissions must include the information described under “Stockholder Proposal for 2006 Annual Meeting.” Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a Director if elected.

Board Nominees for the 2005 Annual Meeting
      Each of the nominees listed in this Proxy Statement are current Directors standing for re-election, except for Edward J. McCluskey.
Meetings and Committees of the Board of Directors

Board of Directors
      During the fiscal year ended March 26, 2005 (“fiscal 2005”), the Board of Directors met six (6) times. Each incumbent Director attended at least 75% of the meetings of the Board of Directors and of the committees of the Board on which he served and was eligible to attend.

Committees
      The Board of Directors has delegated certain authority to designated committees. Standing committees of the Board include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, the membership and duties of which are set forth below. Each of the Board committees has a written charter approved by the Board, which can be found on the Corporate Governance page of our website at www.ALSC.com.

Nominating and Corporate
Audit Committee	Compensation Committee	Governance Committee

Sanford L. Kane	Juan A. Benitez	Sanford L. Kane
Gregory E. Barton	Sanford L. Kane	Gregory E. Barton
Juan A. Benitez		Juan A. Benitez

Audit Committee
      The Audit Committee consists of three (3) Directors. The functions of the Audit Committee are, among other things: to oversee the accounting and financial reporting processes, and the external audits of the Company; to provide to the Board of Directors the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal accounting controls; to appoint, compensate and oversee our independent registered public accounting firm; to oversee our finance function; to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties; to the extent permitted under applicable laws, rules and regulations, and our bylaws and Certificate of Incorporation, delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full Audit Committee at regularly scheduled meetings; to establish procedures for the receipt, retention and treatment of complaints, including confidential, anonymous submission, by our employees regarding accounting, internal accounting controls or auditing matters, and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee undertakes these specific duties and other responsibilities listed in the Audit Committee’s charter, and such other duties as the Board may prescribe from time to time. See also “Audit Committee Report.” The Audit Committee held six (6) meetings in fiscal 2005.

Compensation Committee
      The Compensation Committee consists of two (2) Directors and is responsible for determining the compensation of our executive officers, including grant of stock options to executive officers. The Compensation Committee met three (3) times in fiscal 2005. All members of the Compensation Committee are independent, non-employee Directors. No member of the Compensation Committee is, or formerly was, an officer of the Company.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee, consisting of three (3) Directors, is responsible for identifying and evaluating nominees on behalf of the Board of Directors in accordance with the processes and policies adopted by the Board and this committee. The Nominating and Corporate Governance Committee was formed in January 2004 and operates under a written charter adopted by the Board of Directors. The Committee held two (2) meetings during fiscal 2005 and met subsequent to the end of fiscal 2005 to recommend to the Board each of the nominees for election to the Board, as presented in this Proxy Statement.
Director Independence; Audit Committee Financial Expert
      Messrs. Kane, Barton and Benitez have no current relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as members of the Board and holders of Company stock and stock options, and the Board believes that each of them is “independent” within the NASDAQ listing standards. Prof. McCluskey has no current relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and when and if he is elected a Director, should be “independent” within the NASDAQ listing standards. Mr. Barton was previously an officer of the Company. In addition, the Board has determined that each member of the Audit Committee meets the standards for independence of audit committee members under current rules of the Securities and Exchange Commission.
      The Board has determined that Mr. Kane qualifies as an “audit committee financial expert” as defined under SEC rules.
Communications with Directors
      Any stockholder wishing to communicate with any of our Directors regarding the Company may write to the Director, c/o Corporate Secretary at the Company’s principal executive offices located at 2575 Augustine Drive, Santa Clara, California 95054. The Secretary will forward these communications directly to the Director(s). The independent Directors of the Board review and approve the stockholders’ communication process periodically to ensure effective communication with stockholders.
      Stockholders who wish to communicate with our Directors to anonymously report complaints or concerns related to accounting, internal accounting controls or auditing may do so by writing to them via regular mail at c/o Board of Directors, Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, CA 95054 and designating the communication as “confidential.”
Corporate Governance
      The Board of Directors has adopted a series of guidelines that include the following items concerning the Board of Directors:

•	At least three-fifths of the Board of Directors shall be comprised of independent Directors. The Board of Directors has an independent Director designated as the Lead Independent Director, who is responsible for coordinating the activities of the other independent Directors and performs various other duties as described more fully below.

•	Independent Directors shall meet in executive sessions on a regular basis, and no less then twice each year apart from other Board members and management representatives, and the Lead Independent Director is responsible for setting the agenda and running the meetings.

•	Board compensation shall be a mix of cash and equity-based compensation. Independent Directors may not receive consulting, advisory or other compensatory fees from us in addition to their Board compensation.

•	The Board of Directors appoints members of Board Committees.
      In addition, in January 2004 the Board of Directors created the position of Lead Independent Director, the specific responsibilities of which are to advise the Chairman of the Board with respect to the following:

•	Appropriate schedule of Board meetings, seeking to ensure that the independent Directors can perform their duties responsibly while not interfering with the flow of our operations;

•	Agendas for the Board and Committee meetings;

•	Assessment of the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent Directors to effectively and responsibly perform their duties, and although management is responsible for the preparation of materials for the Board of Directors, the Lead Independent Director may specifically request the inclusion of certain materials;

•	Assessment of the Nominating and Corporate Governance Committee’s oversight and compliance with and implementation of our corporate governance policies and confirm that the Chairman of the Nominating and Corporate Governance Committee oversees the process to recommend revisions to Alliance’s corporate governance policies;

•	Agendas for the executive sessions of the Board’s independent Directors, and acting as the principal liaison between the independent Directors and the Chairman of the Board and/or management on sensitive issues; and

•	Membership of the various Board Committees, as well as selection of the Committee Chairs.
      The Lead Independent Director shall have the authority to retain such counsel or consultants as the Lead Independent Director deems necessary to perform his or her responsibilities. The Lead Independent Director is presently Sanford L. Kane.
Code of Ethics
      We have adopted a Code of Ethics that applies to all Directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions. The Code of Ethics is posted on our website at http://www.ALSC.com. If any substantive amendments are made to the Code of Ethics or if there are any grant of waiver, including any implicit waiver, from a provision of the Code of Ethics to our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.
Directors’ Compensation
      Each non-employee Director receives a $6,000 fee for each regular or annual meeting of the Board of Directors in which such Director participates.
      All Directors are reimbursed for reasonable expenses incurred attending meetings of the Board of Directors and committees thereof.
      In fiscal 1994, Mr. Kane, one of our non-employee Directors, was granted options to purchase 90,000 shares of Common Stock, at an exercise price of $1.33 per share, all of which have been exercised.

      In fiscal 1998, Mr. Kane was granted options to purchase 50,000 shares of Common Stock, at an exercise price of $5.50 per share, which are all fully vested.
      Upon being elected a Director on June 30, 2001, Mr. Benitez was granted an option to purchase 50,000 shares of Common Stock, at an exercise price per share of $11.89. This option vests over a period of five years, such that 20% vests on the first anniversary subsequent to June 30, 2001 and then the option vests in equal quarterly installments over the next four years, in each case subject to Mr. Benitez’s continued service as our Director.
      Following his appointment as a Director on December 2003, Mr. Barton was granted an option to purchase 50,000 shares of Common Stock at an exercise price per share of $8.37 in January 2004. This option vests over a period of five years, such that 20% vests on the first anniversary subsequent to January 22, 2004 and then the option vests in equal quarterly installments over the next four years, in each case subject to Mr. Barton’s continued service as our Director.
      In January 2004 Mr. Kane was granted an option to purchase 50,000 shares of Common Stock, at an exercise price per share of $8.37. This option vests over a period of five years, such that 20% vests on the first anniversary subsequent to January 22, 2004 and then the option vests in equal quarterly installments over the next four years, in each case subject to Mr. Kane’s continued service as our Director.
      Except as set forth in this Proxy Statement or in Annex A hereto, to the best knowledge of the Company, none of the directors, nor any of the Board’s nominees for election, nor any other persons participating in this solicitation on behalf of the Company, or with respect to items (ii), (viii) and (ix) of this paragraph, any associate (within the meaning of Rule 14a-1 of the Exchange Act) of the foregoing persons (i) have any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting, other than the interest of the Board’s nominees in being elected and each director’s interest in the operations of the Company, (ii) own beneficially, directly or indirectly, any securities of the Company, (iii) own any securities of the Company of record but not beneficially, (iv) have purchased or sold any securities of the Company within the past two years, (v) have incurred indebtedness for the purpose of acquiring or holding securities of the Company within the past two years, (vi) are or have within the past year been a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, (vii) own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company, (viii) have since the beginning of the Company’s last fiscal year, been indebted to the Company or any of its subsidiaries in excess of $60,000 or (ix) have any arrangement or understanding with respect to future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth in this Proxy Statement or in Annex A hereto, to the best knowledge of the Company, none of the directors, nor any of the Board’s nominees for election, nor any other person participating in this solicitation on behalf of the Company, nor any associates of any of the foregoing persons, have had or are to have a direct or indirect material interest in any transaction or proposed transaction with the Company in which the amount involved exceeds $60,000 since the beginning of the Company’s last fiscal year.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE. IF YOU SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED ABOVE.
      IF YOU HAVE ANY QUESTIONS, OR REQUIRE ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL THE FIRM ASSISTING THE COMPANY IN THE SOLICITATION OF PROXIES GEORGESON SHAREHOLDER COMMUNICATIONS INC., TOLL-FREE AT (866) 328-5442.
      THE COMPANY HAS RECEIVED NOTICE THAT A GROUP OF STOCKHOLDERS AFFILIATED WITH RILEY & CO. INTEND TO NOMINATE AND SUPPORT THEIR NOMINEES AT THE ANNUAL MEETING AND MAY SOLICIT YOUR PROXY FOR THOSE NOMINEES. THE TERM OF OFFICE OF EACH PERSON ELECTED AS A DIRECTOR SHALL CONTINUE UNTIL THE

NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THAT PERSON’S SUCCESSOR HAS BEEN ELECTED.
      THE BOARD WILL OPPOSE THE RILEY & CO. CANDIDATES AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE RILEY & CO. CANDIDATES. YOU MAY RECEIVE A PROXY CARD SOLICITING YOUR VOTE FOR THE RILEY & CO. CANDIDATES. WE URGE YOU TO DISREGARD ANY SUCH PROXY SOLICITATION AND TO SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE.
Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
      The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 26, 2006, and the stockholders are being asked to ratify such appointment. PricewaterhouseCoopers LLP (or its predecessor) has been engaged as our independent registered public accounting firm since the Company’s inception in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
      Notwithstanding its selection, the Audit Committee, in its discretion, may hire a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest Company and its stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee has delegated to Mr. Kane the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent registered public accounting firm and associated fees, provided that he reports any pre-approval of audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
Independence of PricewaterhouseCoopers LLP
      The Audit Committee has determined that the services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.
Vote Required
      The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company’s Common Stock as of August 15, 2005 (or such other date as may be indicated in the footnote for the respective person) for (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each of our Directors and Director nominees and (iv) all Directors and current executive officers of the Company as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information. On August 15, 2005, there were 35,600,159 shares of the Company’s Common Stock outstanding.

	Amount and
	Nature of Beneficial	Percent
Name and Address of Beneficial Owner(1)	Ownership(2)(3)	of Class

Schneider Capital Management Corporation(4)	3,816,389	10.72%
460 E. Swedesford Road, Suite 1080
Wayne, PA 19087
Dimensional Fund Advisors(5)	2,883,050	8.10%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Bryant R. Riley(6)	2,452,669	6.89%
11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
N. Damodar Reddy(7)	6,955,350	19.36%
C.N. Reddy(8)	4,240,350	11.83%
Sanford L. Kane(9)	115,000	*
Juan Benitez(10)	40,000	*
Gregory E. Barton(11)	23,592	*
Edward J. McCluskey	0	N/A
Jeff Parsons(12)	45,000	*
Ron Shelton(13)	1,815	*
All Directors and current executive officers listed herein as a group (5 persons)(14)	11,374,292	31.70%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, California 95054.

(2)	Unless otherwise noted, the Company believes that all persons or entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by them, subject to community property laws where applicable.

(3)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of August 15, 2005 upon the exercise of options, excluding, however, options granted pursuant to the Company’s 1996 Employee Stock Purchase Plan. Each stockholder’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days of August 15, 2005 have been exercised.

(4)	The number of shares is as reported on a Schedule 13G/ A filed by Schneider Capital Management Corporation on May 10, 2005.

(5)	Dimensional Fund Advisors, Inc. (“Dimensional”) is the beneficial owner of Common Stock as a result of providing investment advice to four investment companies registered under the Investment Company Act of 1940 and serving as an investment manager to certain other commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of any shares reported above. The number of shares is as reported on a Schedule 13G/ A filed by Dimensional on February 9, 2005.

(6)	The number of shares is as reported on a Schedule 13D/ A filed by Bryant R. Riley on August 1, 2005. Mr. Riley directly or indirectly has sole voting and dispositive power over securities held by B. Riley & Co., Inc., B. Riley & Co. Holdings, LLC and Riley Investment Management LLC, the investment advisor to and general partner of SACC Partners LP. Additionally Mr. Riley is a Trustee of the B. Riley & Co. Retirement Trust. Through his relationships with these entities, Mr. Riley may be deemed to beneficially own a total of 2,452,669 shares of the Company’s Common Stock.

(7)	Includes 345,000 shares held of record by N.D.R. Investments, Inc., of which N. Damodar Reddy is the sole stockholder. Includes 320,000 shares subject to options exercisable within 60 days of August 15, 2005.

(8)	Includes 677,500 shares held of record by C.N. Reddy Investments, Inc., of which C.N. Reddy is the sole stockholder. Includes 230,000 shares subject to options exercisable within 60 days of August 15, 2005.

(9)	Includes 65,000 shares subject to options exercisable within 60 days of August 15, 2005.

(10)	Includes 40,000 shares subject to options exercisable within 60 days of August 15, 2005.

(11)	Includes 15,000 shares subject to options exercisable within 60 days of August 15, 2005.

(12)	Includes 45,000 shares subject to options exercisable within 60 days of July 11, 2005, the effective date on which Jeff Parsons was terminated as an employee of the Company, in the event such options were not deemed to expire on the date of his termination.

(13)	Ronald K. Shelton resigned from the Company effective January 15, 2005.

(14)	Includes 673,750 shares subject to options exercisable within 60 days of August 15, 2005.
Executive Compensation
      The following table sets forth certain information concerning compensation of (i) our Chief Executive Officer, (ii) each of the other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year and (iii) certain former executive officers as required under SEC rules (collectively, the “Named Executive Officers”).
Summary Compensation Table

					Long Term
					Compensation
		Annual Compensation			Awards

				Other Annual	Securities
	Fiscal		Bonus	Compensation	Underlying
Name and Principal Position	Year	Salary ($)	($)(1)	($)(2)	Options (#)(3)

N. Damodar Reddy	2005	$300,000	—	—	—
Chairman, President, Chief	2004	$300,000	—	—	—
Executive Officer and Interim	2003	$300,000	—	—	—
Chief Financial Officer
C.N. Reddy	2005	$275,000	—	—	—
Executive Vice President	2004	$275,000	—	—	—
	2003	$275,000	—	—	—
Jeff Parsons(4)	2005	$164,952	—	—	—
Former Vice President of Finance			—	—	—
and Administration, and Chief			—	—	—
Financial Officer
Ronald K. Shelton(5)	2005	$149,305	—	—	—
Former Vice President of Finance	2004	$192,077	—	—	55,000
and Administration, and Chief	2003	$184,871	—	—	100,000
Financial Officer

(1)	Represents bonuses earned for services rendered during the fiscal year listed, even if paid after the end of the fiscal year.

(2)	N. Damodar Reddy and C.N. Reddy were eligible to receive certain distributions of cash and marketable securities in their capacity as partners of Alliance Venture Management and/or Solar Ventures. See “Certain Relationships and Related Transactions.”

(3)	Excludes purchase rights pursuant to the 1996 Employee Stock Purchase Plan.

(4)	Jeff Parsons was terminated as an employee of the Company effective July 11, 2005.

(5)	Ronald K. Shelton resigned from the Company effective January 15, 2005.
Option Grants in Last Fiscal Year
      The following table provides information with respect to stock options granted to the Named Executive Officers during the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term. The options granted vest twenty percent (20%) after the first year of service and then five percent (5%) each quarter there until the option is fully vested, subject to continued employment or provision of services to the Company.

	Individual Grants(1)						Potential Realizable
Value at Assumed
			Percent of				Annual Rates of
	Number of		Total Options				Stock Price
	Securities		Granted to				Appreciation for
	Underlying		Employees in	Exercise or			Option Term(2)
	Options		Fiscal Year	Base Price	Expiration
Name	Granted (#)		(%)(3)	($/Sh)	Date		5% ($)	10% ($)

N. Damodar Reddy	—		—	—	—		—	—
C.N. Reddy	—		—	—	—		—	—
Jeff Parsons	25,000	(4)	2.9	3.32	10/25/14	(4)	N/A	N/A
Ronald K. Shelton	—		—	—	—		—	—

(1)	No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year.

(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC. There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3)	The Company granted stock options representing 849,500 shares to employees in the last fiscal year.

(4)	The options were granted on January 18, 2005 and were cancelled on July 11, 2005, the effective date on which Mr. Parsons was terminated as an employee of the Company, in the event such options were not deemed to expire on the date of his termination.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table sets forth information concerning shares acquired on exercise of stock options during fiscal 2005 and the value of stock options held at the end of fiscal 2005 by each of the officers named in the Summary Compensation Table above.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
			Options at Fiscal		Options at Fiscal
	Shares	Value	Year End (#)		Year End ($)(2)
	Acquired on	Realized
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

N. Damodar Reddy	—	—	290,000	60,000	—	—
C.N. Reddy	—	—	210,000	40,000	—	—
Jeff Parsons	—	—	37,500	62,500	—	—
Ronald K. Shelton	—	—	—	—	—	—

(1)	“Value Realized” represents the fair market value of the shares underlying the option on the date of exercise based on the per share closing price of the Company’s Common Stock as reported on the NASDAQ National Market, less the aggregate exercise price, and may not be realized upon the sale of the shares underlying the option, and does not necessarily indicate that the optionee sold such shares.

(2)	The Value of Unexercised In-The-Money Options at Fiscal Year End is calculated based on the difference between the respective exercise prices of outstanding stock options and the closing price of the Company’s Common Stock on March 24, 2005 (the last day of trading for the fiscal year ended March 26, 2005) of $2.64 per share.
Equity Compensation Plan Information
      The following table provides information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 26, 2005, including the 2002 Stock Option Plan, the 1992 Stock Option Plan, the 1996 Employee Stock Purchase Plan, and the 1993 Directors’ Stock Option Plan.

				Number of Securities
				Remaining Available
	Number of Securities		Weighted-Average	for Future Issuance Under
	to be Issued Upon		Exercise Price of	Equity Compensation Plans
	Exercise of Outstanding		Outstanding Options,	as of March 31, 2005
	Options, Warrants and Rights		Warrants and Rights	(Excluding Securities
	as of March 31, 2005		as of March 31, 2005	Reflected in Column (a))

Equity compensation plans approved by security holders	3,395,150	(1)	$7.23	3,203,510
Equity compensation plans not approved by security holders(2)	0		0	0

Total	3,395,150		$7.23	3,203,510

(1)	Issued under our 2002 Stock Option Plan, our 1992 Stock Option Plan, our 1996 Employee Stock Purchase Plan and our 1993 Directors’ Option Plan. Effective April 7, 2002, all options, warrants and rights issued under our 1992 Stock Option Plan were assumed by our 2002 Stock Option Plan. No additional stock options may be issued pursuant to the 1993 Directors’ Option Plan.

(2)	All of our equity compensation plans were approved by our security holders.

Certain Relationships and Related Transactions
      N. Damodar Reddy, our Chairman of the Board of Directors, President, Chief Executive Officer and Interim Chief Financial Officer, is a director and investor in Infobrain, Inc. (“Infobrain”), a privately-held corporation that provides us information technology support services such as intranet and internet website development and support, Oracle applications support, MRP software design implementation and training, automated entry of manufacturing data, and customized application enhancements in support of our business processes. We paid Infobrain approximately $55,000 during fiscal 2005. Mr. Reddy is not involved in the operations of Infobrain.
      In October 1999, we formed Alliance Venture Management LLC, a California limited liability company (“Alliance Venture Management”), to manage and act as the general partner in the investment funds we intended to form. Alliance Venture Management does not directly invest in the investment funds with us, but is entitled to receive (i) a management fee out of the net profits of the investment funds and (ii) a commitment fee based on the amount of capital committed to each partnership, each as described more fully below. This structure was created to provide incentives to the individuals who participate in the management of the investment funds, which includes N. Damodar Reddy and C.N. Reddy.
      Each of the owners of the Series A, B, C, D and E member units in Alliance Venture Management (“Preferred Member Units”) paid the initial carrying value for their shares of the Preferred Member Units. While we own 100% of the common units in Alliance Venture Management, we do not hold any Preferred Member Units and do not participate in the management fees generated by the management of the investment funds. N. Damodar Reddy and C.N. Reddy, who are our Directors and members of our senior management, each hold 48,000 Preferred Member Units, respectively, of the 162,152 total Preferred Member Units outstanding and the 172,152 total Member Units outstanding.
      In November 1999, we formed Alliance Ventures I, LP (“Alliance Ventures I”) and Alliance Ventures II, LP (“Alliance Ventures II”), both California limited partnerships. We, as the sole limited partner, own 100% of the limited partnership interests in each partnership. Alliance Venture Management acts as the general partner of these partnerships and receives a management fee of 15% based upon realized investment gains from these partnerships for its managerial efforts, calculated on an annual basis.
      At Alliance Venture Management’s inception in October 1999, Series A member units and Series B member units in Alliance Venture Management were created. The holders of Series A units and Series B units receive management fees of 15% of investment gains realized by Alliance Ventures I and Alliance Ventures II, respectively. In February 2000, upon the creation of Alliance Ventures III, LP (“Alliance Ventures III”), the management agreement for Alliance Venture Management was amended to create Series C member units which are entitled to receive a management fee of 16% of investment gains realized by Alliance Ventures III. In January 2001, upon the creation of Alliance Ventures IV, LP (“Alliance Ventures IV”) and Alliance Ventures V, LP (“Alliance Ventures V”), the management agreement for Alliance Venture Management was amended to create Series D and E member units which are entitled to receive a management fee of 15% of investment gains realized by Alliance Ventures IV and Alliance Ventures V, respectively, calculated on an annual basis.
      Alliance Venture Management receives 15%-16% of the realized gains of the venture funds. No distribution of cash and/or marketable securities was made to the partners of Alliance Venture Management during fiscal 2005.
      Annually, Alliance Venture Management earns 0.5% of the total fund commitment of Alliance Ventures I, II, III, IV and V. During fiscal 2005, we incurred $875,000 of management fees, which were offset by expenses incurred by us on behalf of Alliance Venture Management of approximately $843,000 with the remaining amount being income to Alliance Venture Management. Neither N. Damodar Reddy nor C.N. Reddy received any commitment fees during fiscal 2005.
      N. Damodar Reddy and C.N. Reddy have formed private venture funds, Galaxy Venture Partners, L.L.C., Galaxy Venture Partners II, L.L.C. and Galaxy Venture Partners III, L.L.C., which have invested in

26 of the 40 total companies invested in by Alliance Venture Management’s investment funds. Multiple Alliance Venture Management investment funds may invest in the same investee companies.
      C.N. Reddy, one of our officers and Directors, is a general partner of Solar Venture Partners, LP (“Solar”), an investor in Solar and participates in running Solar’s daily operations. Solar has invested in 17 of the 40 total companies in which Alliance Venture Management’s funds have invested. Through March 31, 2005, we have invested $12.5 million in Solar and held a 73% interest in Solar.
      The related party receivable is $344,000 as of March 31, 2005 and is related to loans to various employees, including certain employees in our India design center, none of whom are our officers.
      Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the section entitled “Report on Executive Compensation” shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.
Report of Compensation Committee
      The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the Company’s executive officers during the fiscal year ended March 26, 2005. The Compensation Committee of the Board of Directors sets the base salary of the Company’s executive officers and approves individual bonuses for executive officers.
General Compensation Policy
      The Compensation Committee’s overall policies with respect to executive officers is guided by the following principles:

(a) Compensation arrangements shall emphasize pay for performance and encourage retention of those employees who enhance the Company’s performance;

(b) Compensation arrangements shall promote ownership of the Company stock to align the interests of management and stockholders;

(c) Compensation arrangements shall maintain an appropriate balance between base salary and long-term and annual incentive compensation;

(d) In approving compensation, the recent compensation history of the executive, including special or unusual compensation payments, shall be taken into consideration; and

(e) Cash incentive compensation plans for senior executives shall link pay to achievement of financial goals for the Company.
      Each executive officer’s compensation package is comprised of three elements: (i) base salary that reflects individual expertise and performance and is designed primarily to be competitive with salary levels in the industry, (ii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders, and (iii) for executive officers in the sales and marketing functions, and for other executive officers in certain other circumstances, annual or quarterly cash bonuses related to the performance of the Company in such executive officer’s functional area.
Factors
      Several important factors considered in establishing the components of each executive officer’s compensation package for the 2005 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

      Base Salary. The base salary for each executive officer is set primarily on the basis of the individual’s qualifications and relevant goals, the strategic goals for which he or she has responsibility, the incentives necessary to attract and retain qualified management based primarily upon the salary levels in effect for comparable positions in similarly situated companies within the semiconductor industry, and internal comparability considerations. The Compensation Committee believes that the Company’s most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index used in the section “Comparison of Stockholder Return,” below. Company performance does not play a significant role in the determination of base salary.
      Stock-Based Incentive Compensation. The Compensation Committee approves periodic grants of stock options to each of the Company’s executive officers. The grants of stock options are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, vesting schedules of options granted pursuant to the Company’s 2002 Stock Option Plan (historically over five years from the date of grant) encourage a long-term commitment to the Company by its executive officers. Each grant pursuant to the 2002 Stock Option Plan generally allows the optionee to acquire shares of the Company’s Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (historically, up to one year after full vesting), thus providing a return to the optionee only if the market price of the shares appreciates over the option term. The size of the option grant pursuant to the 2002 Stock Option Plan to each optionee is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but also takes into account the individual’s potential for future responsibility and promotion over the option vesting period, the individual’s performance in recent periods, industry practices and norms and the incentives granted in prior years and existing levels of stock ownership. The Compensation Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon the factors described above. In addition, executive officers are eligible to participate in the Company’s 1996 Employee Stock Purchase Plan, which affords Company employees (other than owners of 5% or more of the Company’s securities) the opportunity to purchase Company Common Stock twice a year at a discount to the market value on the date of purchase, by utilizing funds that have been withheld from the employee’s payroll during the preceding six-month period (employees may elect to have up to 10% of their payroll withheld for such purpose).
      Annual or Quarterly Cash Bonuses. The Company may pay annual or quarterly bonuses to executive officers related to the performance of the Company in such executive officer’s functional area. In addition, in certain circumstances, the Company will award cash bonuses to executive officers, although cash bonuses have been paid from time to time in the past to selected executive officers in recognition of superior individual or business unit performance.
Chief Executive Officer Compensation
      In setting the compensation payable during fiscal 2005 to the Company’s Chief Executive Officer, N. Damodar Reddy, the Compensation Committee used the same factors described above for the executive officers.
Other Matters
      In addition, as described elsewhere in this Proxy Statement, Alliance Venture Management, LLC (“Alliance Venture Management”), a California limited liability company, manages and acts as general partner of Alliance Ventures I, II, III, IV and IV. Alliance Venture Management does not directly invest in the investment funds with us, but it is entitled to receive (i) a management fee out of the net profits of the investment funds and (ii) a commitment fee based on the amount of capital committed to each partnership, each as described more fully below. This structure was created to provide incentives to the individuals who participated in the management of the investment funds, which includes N. Damodar Reddy and C.N. Reddy. Annually, Alliance Venture Management earns 0.5% of the total fund commitment of Alliance Ven-

tures I, II, III, IV and V. In fiscal 2005, we incurred $875,000 of commitment fees. This amount was offset by expenses incurred by us on behalf of Alliance Venture Management of approximately $843,000 with the remaining amount being income to Alliance Venture Management. Neither N. Damodar Reddy nor C. N. Reddy received any commitment fees during fiscal 2005. In addition, Alliance Venture Management receives 15% — 16% of the realized gains of the venture funds. No distribution of cash and/or marketable securities was made to the partners of Alliance Venture Management during fiscal 2005.
Effect of Section 162(m) of the Internal Revenue Code
      Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1.0 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1.0 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.
      The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1.0 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company’s cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company’s compensation philosophy, and the Company’s best interests.
      Submitted by the Compensation Committee of the Company’s Board of Directors:

Juan A. Benitez, Chairman
Sanford L. Kane, Member
Compensation Committee Interlocks and Insider Participation
      The members of the Compensation Committee are Juan A. Benitez (Chairman) and Sanford L. Kane. None of Mr. Kane or Mr. Benitez was at any time during fiscal 2005 or any other time an officer or employee of the Company. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or Directors of another entity. See “Certain Relationships and Related Transactions.”
Employment Contracts and Termination of Employment Arrangements
      The Company presently has no employment contracts, plans or arrangements in effect for executive officers in connection with their resignation, retirement or termination of employment or following a change in control or ownership of the Company.
      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the section entitled “Audit Committee Report” shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.
Audit Committee Report
      The Audit Committee of the Company’s Board of Directors is composed of three (3) Directors. Each of the members of the Audit Committee is “independent” as defined by the NASDAQ Marketplace Rules. It operates under a written charter adopted by the Board of Directors.
      The Audit Committee appoints an accounting firm to be engaged as the independent registered public accounting firm for the Company, subject to stockholder ratification, and approves the compensation of, and oversees, the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.
      The Audit Committee reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm.
      The Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. Specifically, the Audit Committee has met, reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended March 26, 2005 with the Company’s management, which has the primary responsibility for the financial statements, as well as the Company’s independent registered public accounting firm, PwC, who is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon.
      The Audit Committee has received and reviewed the written disclosures and the letter from PwC, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.
      Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 26, 2005.
      Submitted by the Audit Committee of the Company’s Board of Directors:

Sanford L. Kane, Chairman
Gregory E. Barton, Member
Juan A. Benitez, Member
Principal Accountant Fees and Services
      PwC has been the Company’s independent registered public accounting firm since the Company’s inception in 1985. In addition to performing the audit of the Company’s consolidated financial statements, PwC provided various other services during fiscal 2004. The fees billed relating to fiscal years 2004 and 2005 for each of the following categories of services are set forth below:

	2005	2004

Audit Fees(a)	$1,065,000	$380,000
Audit Related Fees(b)	—	$72,000
Tax Fees(c)	—	$20,394
All Other Fees	—	—

(a)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings, and includes fees for consents. The increase in audit fees for fiscal 2005 was primarily due to costs incurred in connection with the audit of management’s assessment of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(b)	Audit related fees represent fees for accounting consultations related to potential transactions.

(c)	Tax fees principally included fees for tax advice planning fees. All such services were pre-approved by the Audit Committee.

Comparison of Stockholder Return
      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled “Comparison of Stockholder Return” shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.
      The graph below compares the cumulative stockholder return on the Company’s Common Stock from March 31, 2000 to March 31, 2005 with the cumulative return on the NASDAQ Stock Market (U.S.) Index and the Nasdaq Electronic Component Stock Index over the same period (assuming the investment of $100 in the Company’s Common Stock and in each of the indexes on March 31, 2000 and reinvestment of all dividends).
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ALLIANCE SEMICONDUCTOR CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

*	$100 invested on 3/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

	Cumulative Total Return

	3/00	3/01	3/02	3/03	3/04	3/05

ALLIANCE SEMICONDUCTOR CORPORATION	100.00	54.23	53.74	14.93	35.50	11.61

NASDAQ STOCK MARKET (U.S.)	100.00	47.07	41.31	21.97	38.41	37.26

NASDAQ ELECTRONIC COMPONENTS	100.00	38.25	43.67	22.40	38.13	31.88

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our Directors, our executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our Common Stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during fiscal 2005, all Reporting Persons complied with all applicable filing requirements.
Other Business
      The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the notice of such meeting. As to any business that may properly come before the Annual Meeting, or any adjournment thereof, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

/s/ N. Damodar Reddy

N. Damodar Reddy
President, Chief Executive Officer and Interim
Chief Financial Officer
IMPORTANT NOTE
YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU HOLD. PLEASE VOTE ONLY ON THE ENCLOSED WHITE PROXY CARD. PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE. PLEASE DO NOT COMPLETE ANY SUBSEQUENTLY DELIVERED PROXY CARDS UNLESS THEY ARE SOLICITED BY THE COMPANY. IF YOUR SHARES ARE HELD IN STREET NAME, ONLY YOUR BROKER OR BANK CAN VOTE YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. PLEASE RETURN THE ENCLOSED WHITE PROXY CARD TO YOUR BROKER AND CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TO ENSURE THAT A WHITE PROXY CARD IS VOTED ON YOUR BEHALF. IN ADDITION, TO ENSURE THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE.

ANNEX A
INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION
OF PROXIES BY ALLIANCE SEMICONDUCTOR CORPORATION
      Under applicable SEC regulations, directors, the Board’s nominees for election and certain officers and employees of the Company may be deemed to be “participants” with respect to the Company’s solicitation of proxies in connection with its 2005 Annual Meeting of Stockholders. The following sets forth the name and the present principal occupation or employment, and the name and principal business address of the corporation or other organization in which such employment is carried on, if any, of the persons who may be deemed “participants.”
Directors and Nominees
      The principal occupations and the name and business addresses of the organizations of employment of the Company’s current directors (N. Damodar Reddy, C.N. Reddy, Sanford L. Kane, Juan A. Benitez and Gregory E. Barton) and director nominees (N. Damodar Reddy, Sanford L. Kane, Juan A. Benitez, Gregory E. Barton and Edward J. McCluskey) are as follows:

Name	Business Address

N. Damodar Reddy	Alliance Semiconductor Corporation
Chairman of the Board, President,	2575 Augustine Drive
Chief Executive Officer and Interim	Santa Clara, CA 95054
Chief Financial Officer of Alliance
Semiconductor
C.N. Reddy	Alliance Semiconductor Corporation
Executive Vice President for	2575 Augustine Drive
Investments of Alliance Semiconductor	Santa Clara, CA 95054
Sanford L. Kane	Kane Concepts Incorporated
President of Kane Concepts Incorporated	26 Ruth Drive
New City, NY 10956
Juan A. Benitez	Enterprise Development International
President and CEO of Enterprise	10395-B Democracy Lane
Development International	Fairfax, VA 22030
Gregory E. Barton	Ziff Davis Media Inc.
Executive Vice President, Licensing	28 East 28th Street
and Legal Affairs, General Counsel and	New York, NY 10016
Secretary of Ziff Davis Media, Inc.
Edward J. McCluskey	Department of Electrical Engineering
Professor of Electrical Engineering	Stanford University
and Computer Science and Director of	Gates Bldg. 2A, Room 235
the Center for Reliable Computing	161 Packard Building, 350 Serra Mall
Stanford University	Stanford, CA 94305-9505
Officers and Employees Participating in Solicitation
      The principal occupations of the Company’s executive officers and other officers and employees who may be deemed “participants” in the Company’s solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address is Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, CA 95054.

Name	Principal Occupation

N. Damodar Reddy	President, Chief Executive Officer and Interim Chief Financial Officer
Nirmal R. Saxena	Executive Vice President, Chief Operating Officer and Chief Technology Officer

Information Regarding Ownership of the Company’s Securities by Participants
      Except as described in this Annex A or the Proxy Statement, none of the persons listed above under “Directors and Nominees” and “Officers and Employees” owns any of the Company’s Securities of record which they do not own beneficially. The number of shares of the Company Common’s Stock held by directors, the Board’s nominees for election, the named executive officers as of August 15, 2005, and any associate of the foregoing persons, is set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of the Proxy Statement. The number of shares of the Company’s Common Stock held by the other officers and employees listed above under “Officers and Employees” as of that date is set forth below. (The information includes shares that may be acquired by the exercise of stock options within 60 days of such date.)

	Share
Name	Ownership

Nirmal R. Saxena	42,000	(1)

(1)	Represents 42,000 shares subject to options exercisable within 60 days of August 15, 2005.
INFORMATION REGARDING TRANSACTIONS IN THE COMPANY’S SECURITIES BY PARTICIPANTS
      The following table sets forth purchases and sales during the past two years of shares of the Company’s Common Stock by the persons listed above under “Directors and Nominees” and “Officers and Employees.” All transactions were in the public market or pursuant to the Company’s equity compensation plans, and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. Except where otherwise indicated, the transactions were effected on the open market.
      PURCHASES AND SALES OF ALLIANCE COMMON STOCK BY N. DAMODAR REDDY:

	Transaction	Number of
Date	Type	Shares

6/10/2004	Sale	200
6/9/2004	Sale	27,600
3/12/2004	Sale	10,000
3/11/2004	Sale	10,000
3/2/2004	Sale	10,000
3/1/2004	Sale	20,000
2/19/2004	Sale	10,000
2/18/2004	Sale	20,000
2/17/2004	Sale	30,000
2/12/2004	Sale	20,000
12/11/2003	Sale	50,000
11/17/2003	Sale	50,000
10/29/2003	Sale	50,000
10/10/2003	Sale	25,000
10/9/2003	Sale	25,000
10/3/2003	Sale	86,635
9/30/2003	Sale	13,365

      PURCHASES AND SALES OF ALLIANCE COMMON STOCK BY C.N. REDDY:

Date	Transaction Type	Number of Shares

6/9/2005	Sale	50,000
6/8/2005	Sale	23,500
6/7/2005	Sale	1,500
5/12/2005	Sale	12,500
5/10/2005	Sale	15,000
3/10/2005	Sale	5,000
2/16/2005	Sale	12,500
2/15/2005	Sale	2,500
2/8/2005	Sale	12,500
2/7/2005	Sale	5,000
2/4/2005	Sale	28,000
2/3/2005	Sale	2,000
2/1/2005	Sale	25,000
1/31/2005	Sale	25,000
12/10/2004	Sale	8,500
12/8/2004	Sale	2,500
12/3/2004	Sale	3,500
12/1/2004	Sale	25,000
11/17/2004	Sale	25,000
11/5/2004	Sale	12,000
11/3/2004	Sale	10,000
11/2/2004	Sale	5,000
9/10/2004	Sale	25,000
9/1/2004	Sale	5,000
8/25/2004	Sale	25,000
6/8/2004	Sale	25,000
6/7/2004	Sale	25,000
3/12/2004	Sale	50,000
3/5/2004	Sale	20,000
3/4/2004	Sale	32,500
3/2/2004	Sale	60,000
3/1/2004	Sale	50,000
2/19/2004	Sale	35,000
2/18/2004	Sale	15,000
2/17/2004	Sale	10,000
2/12/2004	Sale	10,000
2/9/2004	Sale	20,000
2/6/2004	Sale	60,000
2/5/2004	Sale	15,000
2/3/2004	Sale	5,000
2/2/2004	Sale	5,000
1/30/2004	Sale	15,000
12/12/2003	Sale	50,000

Date	Transaction Type	Number of Shares

12/11/2003	Sale	50,000
12/2/2003	Sale	37,000
12/1/2003	Sale	10,500
11/13/2003	Sale	2,500
11/12/2003	Sale	40,000
11/7/2003	Sale	10,000
11/6/2003	Sale	50,000
11/4/2003	Sale	20,000
11/3/2003	Sale	30,000
10/30/2003	Sale	62,500
10/29/2003	Sale	37,500
9/11/2003	Sale	50,000
9/8/2003	Sale	50,000
9/4/2003	Sale	46,500
9/3/2003	Sale	3,500
9/2/2003	Sale	50,000
8/29/2003	Sale	30,000
8/27/2003	Sale	50,000
8/25/2003	Sale	20,000
8/22/2003	Sale	53,000
8/21/2003	Sale	50,000
8/20/2003	Sale	50,000
8/19/2003	Sale	50,000
8/15/2003	Sale	8,500
8/14/2003	Sale	1,500
8/1/2003	Sale	20,000
7/31/2003	Sale	20,000
      PURCHASES AND SALES OF ALLIANCE COMMON STOCK BY SANFORD L. KANE:
      None.
      PURCHASES AND SALES OF ALLIANCE COMMON STOCK BY JUAN A. BENITEZ:
      None.
      PURCHASES AND SALES OF ALLIANCE COMMON STOCK BY GREGORY E. BARTON:
      None.
      PURCHASES AND SALES OF ALLIANCE COMMON STOCK BY EDWARD J. MCCLUSKEY:
      None.

      PURCHASES AND SALES OF ALLIANCE COMMON STOCK BY NIRMAL R. SAXENA:

	Transaction	Number of
Date	Type	Shares

8/23/2005	ESPP(1)	1,708
2/28/2005	ESPP(1)	4,057
8/16/2004	ESPP(1)	2,736
2/18/2004	ESPP(1)	1,522

(1)	same day purchase and sale through 1996 Employee Stock Purchase Plan.
MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS
      Except as described in this Annex A or the Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”), is either a party to any transaction or series of transactions in the past fiscal year, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or the Proxy Statement, no participant or Participant Affiliate directly or indirectly beneficially owns any securities of the Company or any securities of any subsidiary of the Company.
      Except as described in this Annex A or the Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Annex A or the Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to any securities of the Company.

Preliminary Copies
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

P
R
O
X
Y
ALLIANCE SEMICONDUCTOR CORPORATION
PROXY FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS OCTOBER 20, 2005. THIS PROXY IS
SOLICITED ON BEHALF OF ALLIANCE SEMICONDUCTOR CORPORATION’S
BOARD OF DIRECTORS
The undersigned hereby appoints N. Damodar Reddy proxy and attorney-in-fact, with full power of substitution and revocation thereof, on behalf of and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of Alliance Semiconductor Corporation (the “Company”) to be held at the Biltmore Hotel, 2151 Laurelwood Rd, Santa Clara, CA 95054 on Thursday, October 20, 2005 at 10:00 a.m., local time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting as directed on the reverse side of this proxy, and, in his discretion, upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE FIVE NOMINEES FOR ELECTION AND FOR PROPOSAL 2.
In his discretion, the proxy holder named above is authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. The Board of Directors recommends a vote for election of each of the five nominees and for Proposal 2. The undersigned hereby acknowledges receipt of: (a) the Notice of 2005 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the fiscal year ended March 26, 2005.
CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2.

1.	Election of Directors	FOR ALL NOMINEES		WITHHOLD FOR ALL (EXCEPT AS INDICATED)
	JUAN A. BENITEZ, SANFORD L. KANE, GREGORY E. BARTON, EDWARD J. MCCLUSKEY AND N. DAMODAR REDDY.	☐		☐

(If you wish to withhold authority to vote for any individual nominee, strike through the nominee’s name above.)

		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.	☐	☐	☐

Date	, 2005

Signature(s) of Stockholders
Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed in full corporate name by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed in partnership name by an authorized person. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date this proxy. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.